UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

                                January 13, 2014
                Date of Report (Date of earliest event reported)


                            LIBERTY COAL ENERGY CORP.
             (Exact name of registrant as specified in its charter)

          Nevada                        0-54073                   90-0819102
(State or other jurisdiction          (Commission               (IRS Employer
     of incorporation)                File Number)           Identification No.)

     2782 Gateway Road, Carlsbad, CA                                92009
(Address of principal executive offices)                          (Zip Code)

                                 (978) 705-1645
               Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting  material  pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))
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ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On January 13, 2013, Liberty Coal Energy Corp. consummated a Securities Purchase Agreement with Asher Enterprises, Inc. The agreement was entered into pursuant to a January 13, 2014 resolution of Company's Board of Directors. Asher agreed to purchase a Convertible Note in the amount of $9,500.00, due and payable on October 15, 2014 with interest payable at 8%. The Note was funded on January 14, 2014. The Note is convertible into Common Shares of the Company, for which the Company the current reserve of 615,000,000 shares of Common Stock are reserved for the subject Note and for three (3) prior convertible promissory notes in favor of the Investor dated April 17, 2013 and June 13, 2013 and August 29, 2013.

The Company currently has 651,336,479 shares issued and outstanding prior to its pending reverse split.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

The disclosure set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits. The following exhibits are being filed herewith:

    10.1   Securities   Purchase   Agreement   between  the  Company  and  Asher
           Enterprises, Inc.

    10.2   Convertible   Promissory   Note   between   the   Company  and  Asher
           Enterprises, Inc.

    99.1 Board of Directors Resolution of the Company relating to Asher Enterprises, Inc.

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
                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                               LIBERTY COAL ENERGY CORP.


Date: January 17, 2014         By: /s/ Robert T. Malasek
                                   ---------------------------------------------
                                   Chief Financial Officer, Secretary & Director


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